                                                                    EXHIBIT 99.2

                                JOINT FILER INFORMATION

Item                                    Information

Name:                                   Wells Fargo Municipal Capital
                                        Strategies, LLC

Address:                                375 Park Avenue
                                        New York, New York 10152

Date of Event Requiring
Statement (Month/Day/Year):             October 23, 2018

Issuer Name and Ticker or
Trading Symbol:                         Nuveen Georgia Quality Municipal Income
                                        Fund (NKG)

Relationship of Reporting
Person(s) to Issuer:                    10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):                 Not Applicable

Individual or Joint/Group Filing:       Form filed by More than One Reporting
                                        Person

Signature:                              WELLS FARGO MUNICIPAL CAPITAL
                                        STRATEGIES, LLC

                                        By:   /s/ Adam Joseph
                                           -------------------------------------
                                        Name: Adam Joseph
                                        Title: President
                                        Date:  October 24, 2018